UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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JOHNSON CONTROLS INTERNATIONAL PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

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See the reverse side of this notice to obtain proxy materials and voting instructions. D28827-P47758-Z78757 JOHNSON CONTROLS INTERNATIONAL PLC *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 10, 2021. JOHNSON CONTROLS INTERNATIONAL PLC ONE ALBERT QUAY CORK, IRELAND You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: Annual General Meeting For holders as of: January 7, 2021 Date: March 10, 2021 Time: 3:00 PM, Local Time Location: Arthur Cox Ten Earlsfort Terrace Dublin 2, D02 T380 Ireland

D28828-P47758-Z78757 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. In light of the ongoing COVID-19 pandemic, shareholders are strongly encouraged to vote their shares by proxy in advance of the meeting and to not attend the meeting in person. We are monitoring COVID-19 developments and other circumstances, as well as guidance issued by relevant health organizations. Should we determine that alternative arrangements may be advisable or required, such as changing the date, time, location or format of the meeting, we will announce our decision by press release and post additional information on our Investor Relations section of our website. Furthermore, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 24, 2021 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Proxy Materials Available to VIEW or RECEIVE: Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods COMBINED NOTICE, PROXY STATEMENT AND ANNUAL REPORT, IRISH STATUTORY ACCOUNTS AND NON-FINANCIAL DISCLOSURE REPORT

Voting Items

Ordinary Business

The Board of Directors recommends you vote FOR proposals one through eight:

1. By separate resolutions, to elect the following individuals as Directors for a period of one year, expiring at the end of the Company's Annual General Meeting of Shareholders in 2022:

   Nominees:

   1a. Jean Blackwell

   1b. Pierre Cohade

   1c. Michael E. Daniels

   1d. Juan Pablo del Valle Perochena

   1e. W. Roy Dunbar

   1f. Gretchen R. Haggerty

   1g. Simone Menne

   1h. George R. Oliver

   1i. Jürgen Tinggren

   1j. Mark Vergnano

   1k. R. David Yost

   1l. John D. Young

2.a To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

2.b. To authorize the Audit Committee of the Board of Directors to set the auditors' remuneration.

Special Business

3. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.

4. To determine the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).

5. To approve, in a non-binding advisory vote, the compensation of the named executive officers.

6. To approve the Johnson Controls International plc 2021 Equity and Incentive Plan.

7. To approve the Directors' authority to allot shares up to approximately 33% of issued share capital.

8. To approve the waiver of statutory pre-emption rights with respect to up to 5% of issued share capital (Special Resolution).

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